EXHIBIT p.

                                 CODE OF ETHICS

--------------------------------------------------------------------------------

                                 CODE OF ETHICS

--------------------------------------------------------------------------------


                               PHOENIX-ZWEIG TRUST


I.       INTRODUCTION

         This Code of Ethics ("Code") is adopted by the Phoenix-Zweig Series Trust, Inc. (the "Trust"), in keeping with the general principles and objectives set forth in Sections II and III below and in light of the Trust's fiduciary obligations to its shareholders.

II.      GENERAL PRINCIPLES

         SHAREHOLDER INTERESTS COME FIRST; AVOID ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

         It is the duty of all trustees, officers and employees of the Trust to conduct themselves in conformance with their fiduciary and ethical obligations and to not take inappropriate advantage of their positions. Therefore, each such individual (i) has a duty at all times to place the interests of Trust shareholders first; and (ii) must conduct his or her personal securities transactions consistent with this Code and in such a manner so as to avoid any actual or potential conflict of interest or any abuse of that individual's position of trust and responsibility.

III.     OBJECTIVE

         The Securities and Exchange Commission's code of ethics rule contained in the Investment Company Act of 1940 under Rule 17j-1 makes it unlawful for certain persons associated with investment companies to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of a security held or proposed to be acquired by an investment company. The objective of this Code is to set forth certain standards with respect to the behavior of certain individuals associated with the Trust (herein called "Access Persons") within the general principles set forth above. Access Persons generally include all trustees, officers and employees of the Trust (and, in each case, their respective family members). In addition, Access Persons do not include any trustee of the Trust who is not an "interested person" of the Trust who does not have knowledge of the day-to-day investment activities of the Trust.

IV.      PERSONAL TRANSACTIONS IN SECURITIES

         A. PROHIBITED CONDUCT - ADVANCE CLEARANCE REQUIRED FOR SECURITIES TRANSACTIONS; SUBSEQUENT REPORTING OF AUTHORIZED SECURITIES TRANSACTIONS

         No Access Person shall buy or sell any security for his own account or for an account in which he has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (referred to herein as a "personal transaction") unless:

               1. Advance clearance of the transaction has been obtained; and

               2. The transaction is reported in writing to the Compliance
                  Officer in accordance with the requirements below (pages 6-7).

         The term "security" includes any stock, warrant, option, bond (including municipal bonds), debenture, or any derivative instrument. In addition, any trades in commodities or futures are also treated as securities and, therefore, are subject to the advance clearance requirement and all the other requirements, restrictions and limitations of this Code.

         B.   RESTRICTIONS AND LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

         The following restrictions and limitations govern investments and personal securities transactions by Access Persons. Unless otherwise indicated, all restrictions and limitations are applicable to all Access Persons:

               1. Prohibition on 60 Day Short-Term Trading
                  ----------------------------------------
                     Securities purchased may not be sold at a profit until at least 60 days from the purchase trade date, and securities sold may not be purchased at a lower price until at least 60 days from the sale trade date. Any violation will result in disgorgement of all profits from the transaction. This restriction on 60 day short-term trades may be waived by the Compliance Officer with respect to trades of 500 shares or less of the common stock of a company with a market capitalization of at least $1 billion.

               2. Prohibition on Participation in IPO's
                  -------------------------------------
                     No Access Person may acquire any security in an Initial Public Offering (IPO).

               3. Special Permission Required for Private Placements
                  --------------------------------------------------
                     Private placements of any kind (including without limitation limited partnership investments and venture capital investments) may only be acquired with special permission of the Compliance Officer and, if approved, will be subject to continuous monitoring for possible future conflict. A request for approval of a private placement should generally be submitted at least one week in advance of the proposed date of investment.

               4. Disclosure of Private Placements in Subsequent Investment
                  Decisions
                     Any Access Person who has or acquires a personal position in an issuer through a private placement must affirmatively disclose that interest if such Access Person is involved in consideration of any subsequent investment decision regarding any security of that issuer or an affiliate by the Trust. In such event, the final investment decision shall be independently reviewed by the Compliance Officer. Written records of any such circumstance shall be maintained and sent to the Compliance Officer.

               5. Trading in a Security on the Same Day There Is a Pending "Buy"
                  or "Sell" Order
                     No Access Person may execute a securities transaction on a day during which the Trust, of which he is an Access Person, has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. This restriction on same day trades may be waived by the Compliance Officer with respect to trades of 500 shares or less of the common stock of a company with a market capitalization of at least $1 billion. Any transactions by an Access Person in violation of this same day trading restriction will be required to be reversed and any resulting profits will be subject to disgorgement.

     THE FOLLOWING RESTRICTION APPLIES ONLY TO PORTFOLIO MANAGERS (AND ALL RESEARCH OR TRADING PERSONS REPORTING TO PORTFOLIO MANAGERS)

               6. Further Restrictions on Trading in a Security Bought or Sold
                  for a Trust
                     No purchase or sale transactions may be made in any security by any portfolio manager (or research or trading person reporting to a portfolio manager) for a period of seven (7) days before or after that security is bought or sold by the Trust for which such portfolio manager (or the portfolio manager to whom such person reports) serves in that capacity. This restriction may be waived by the Compliance Officer with respect to trades of 500 shares or less of the common stock of a company with a market capitalization of at least $1 billion. Any transactions by a portfolio manager (or research or trading person reporting to a portfolio manager) in violation of this seven-day trading restriction will be required to be reversed and any resulting profits will be subject to disgorgement.

               (IMPORTANT: Regardless of the limited applicability of Restriction 6, the Compliance Department monitors all transactions by ALL Access Persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning.)

         C.    ADVANCE CLEARANCE REQUIREMENT

               1.  PROCEDURES
                   A)    FROM WHOM OBTAINED
                         In addition to the above Restrictions and Limitations on Personal Securities Transactions, advance clearance of a personal transaction in a security must be obtained from the Compliance Officer.

                  B)     TIME OF CLEARANCE
                         All approved securities transactions must take place on the same day or the next business day that the advance clearance is obtained. If the transaction is not completed on the date of clearance or the next business day, a new clearance must be obtained, including one for any uncompleted portion. Post- approval is not permitted under this Code. If it is determined that a trade was completed before approval, it will be considered a violation of this Code.

                  C) WATERMARK SECURITIES, INC. BROKERAGE ACCOUNT Transactions may, but are not required to, be through a Watermark Securities, Inc. ("Watermark") brokerage account. If you maintain accounts outside of Watermark, it is your responsibility to arrange for the broker-dealer to send duplicate confirmations of such trades and quarterly brokerage statements to the Compliance Officer. Failure to do so will be considered a significant violation of this Code.

                  D)     FORM

                         Clearance must be obtained by completing and signing the Securities Transaction Approval Form provided for that purpose by the Compliance Department and obtaining the signature of the Compliance Officer.

                         A sample copy of the Securities Transaction Approval Form is attached.

               2.  FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

                         In addition to the above Restrictions and Limitations on Personal Securities Transactions, the Compliance Officer, in keeping with the general principles and objectives of this Code, may refuse to grant clearance of a personal transaction in his sole discretion without being required to specify any reason for the refusal. Generally, the Compliance Officer will consider the following factors in determining whether or not to clear a proposed transaction:

                         a)   Whether the amount or the nature of the
                              transaction or person making it is likely to affect the price or market of the security.

                         b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of the Trust.

                         c) Whether the transaction is non-volitional on the part of the individual.


As discussed above, certain of the restrictions and limitations on personal securities transactions may not apply to trades of 500 shares or less in the common stock of a company with a market capitalization of at least $1 billion. A list of such companies is maintained by the Compliance Department. Such trades nevertheless do require advance clearance from the Compliance Officer.

(IMPORTANT: The Compliance Department monitors all transactions by all Access Persons (including transactions in the common stock of such $1 billion market capitalization companies) in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning.)

               3.  EXEMPT SECURITIES

                   The securities listed below are exempt from the above advance clearance requirement AND the quarterly and annual reporting requirements described below. Therefore, it is not necessary to obtain advance clearance for personal transactions in any of the following securities nor is it necessary to report such securities in the quarterly transaction reports or annual securities holdings list:

                   a)   U.S. Government Securities;
                   b)   Bank Certificates of Deposit;
                   c)   Bankers' Acceptances;
                   d)   Commercial Paper;
                   e)   Money Market Instruments;
                   f)   Money Market Trusts and Other Open-end
                        Investment Companies (Mutual Trusts)
                        (Closed-end Trusts must be pre-approved); and
                   g) Such other exempt securities, as may from time to time be listed on the attached appendix A.

Automatic dividend reinvestment plan investments (DRIP's) for stock in publicly traded companies are also exempt from the advance clearance requirement and the quarterly reporting requirement; however, DRIP acquisitions should be reported on an annual basis.

               4.  ACCOUNTS COVERED
                   Advance clearance must be obtained for any personal transaction in a security by an Access Person if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

                   The term "beneficial ownership" is defined by rules of the
               SEC which will be applicable in all cases. Generally, under the SEC rules, a person is regarded as having beneficial ownership of securities held in the name of:

                   a)   a husband, wife or a minor child;

                   b)   a relative (including in-laws, step-children, or
                             step-parents) sharing the same house;

                   c)   anyone else if the Access Person:

                        (i) obtains benefits substantially equivalent to ownership of the securities; or

                        (ii) can obtain ownership of the securities immediately or at some future time.

               5.  EXEMPTION FROM CLEARANCE REQUIREMENT

                   Clearance is not required for any account over which the Access Person has no influence or control; however, the existence of such an account must be reported to the Compliance Officer. The Compliance Officer, in his sole discretion, has the authority to request further information and documentation regarding any account over which an Access Person reports he has no influence or control.

         D.    REPORT OF TRANSACTIONS

               1.  TRANSACTIONS AND ACCOUNTS COVERED
                   a) All personal transactions in any account for which advance clearance is required must also be reported in the next quarterly transaction report after the transaction is effected.

                   b) Every Access Person must file a report when due even if such person made no purchases or sales of securities during the period covered by the report.

                   c) Trustees who are "interested persons" but who, pursuant to Section III, are exempt from advance clearance are subject to the quarterly personal transaction reporting requirements of 2.A below.

               2.  TIME OF REPORTING

                   A. Reports of personal transactions must be made within 10 days after the end of each calendar quarter. Thus, reports are due on the 10th day of January, April, July and October.
                   B. The January Report also requires an annual listing of all non-exempt securities holdings as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Code). New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment.

               3.  FORM OF REPORTING

                   The report must be on the form provided by the Compliance Department. A copy of the form is attached.

               4.  RESPONSIBILITY TO REPORT

                   The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Compliance Department to facilitate the reporting process does not change or alter that responsibility.

               5.  WHERE TO FILE REPORT

                   All reports must be filed with the Compliance Department.

V.       REVIEW

         The Compliance Officer will review and consider any proper request of an Access Person for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such Access Person. The Compliance Officer's decision is completely within his sole discretion.

VI.      SERVICE AS TRUSTEE

         No Access Person may serve on the board of any company whose securities are publicly traded (other than a closed-end investment company to which the Trust's investment adviser or an affiliate thereof is the investment adviser) without prior approval of the Trust's Board of Trustees. If such approval is granted, it will be subject to the implementation of appropriate procedures to isolate investment personnel serving as trustees from making investment decisions for the Trust concerning the company in question.

VII.     GIFTS

         No Access Person shall accept, directly or indirectly, anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with the Trust. This restriction does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, the Access Person is with the person or representative of the entity that does business with the Trust.

VIII.    SANCTIONS

         Upon discovering a violation of this Code, the Compliance Officer may impose such sanctions as he deems appropriate, including, but not limited to, a reprimand (orally or in writing) and disgorgement of any profits from a trade or series of trades. In addition, the Trust's management or Board of Trustees may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), demotion, and suspension or termination of employment.

IX.      REPORTS TO THE TRUST'S BOARD OF TRUSTEES:

         ANNUAL

         The Trust's management shall prepare an annual report to the Trust's Board of Trustees, which report shall (i) summarize existing procedures concerning personal investing and any changes in the procedures made during the past year, (ii) summarize any MATERIAL violations requiring significant remedial action during the past year, (iii) identify any recommended changes in existing restrictions or procedures based upon the Trust's experience under this Code, evolving industry practices, or developments in applicable laws or regulations, and (iv) include such other information as the Board of Trustees of the Trust may request.

         SPECIAL

         PROMPTLY UPON LEARNING OF A SERIOUS VIOLATION OF THE TRUST'S CODE, MANAGEMENT WILL PREPARE A WRITTEN REPORT TO THE BOARD PROVIDING FULL DETAILS, WHICH MAY INCLUDE (1) THE NAME OF THE PARTICULAR SECURITIES INVOLVED, IF ANY; (2) THE DATE(S) MANAGEMENT LEARNED OF SUCH VIOLATION AND BEGAN INVESTIGATING; (3) THE ACCOUNT(S) AND INDIVIDUAL(S) INVOLVED;
         (4) ANY ACTIONS TAKEN AS A RESULT OF THE INVESTIGATION; AND (5) RECOMMENDATIONS FOR FURTHER ACTION.

X.       EFFECTIVE DATE

         All employees, officers and trustees of the Trust (other than trustees who are not interested persons of the Trust) are required to sign a copy of this Code indicating their agreement to abide by the terms of this Code.

         In addition, all employees, officers and trustees of the Trust (other than trustees who are not interested persons of the Trust) will be required to certify annually that (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code, including but not limited to the preclearance for Access Persons and the reporting of all non-exempt personal securities transactions in accordance with this Code.

XI.      CERTIFICATION

         I have read and understand the terms of the above Code of Ethics. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics. I hereby agree to abide by the above Code of Ethics.




--------------------------------                        --------------------
         (Signature)                                           (Date)



--------------------------------
         (Print name)


form 5
pzt

--------------------------------------------------------------------------------

                                 CODE OF ETHICS

--------------------------------------------------------------------------------


                            ZWEIG/GLASER ADVISERS LLC
                               EUCLID ADVISORS LLC


I.       INTRODUCTION

         This Code of Ethics ("Code") is adopted by Zweig/Glaser Advisers LLC ("Zweig/Glaser") and Euclid Advisors LLC ("Euclid Advisors"), (collectively, the "Advisers"), each of which is an investment adviser or portfolio manager to one or more investment companies (the "Funds"), in keeping with the general principles and objectives set forth in Sections II and III below and in light of their respective fiduciary obligations to their Fund shareholders. This Code is to apply to the directors, officers and employees of the Advisers.

II.      GENERAL PRINCIPLES

         SHAREHOLDER INTERESTS COME FIRST; AVOID ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

         It is the duty of all directors, officers and employees of the Advisers to conduct themselves in conformance with their fiduciary and ethical obligations and to not take inappropriate advantage of their positions. Therefore, each such individual (i) has a duty at all times to place the interests of Fund shareholders first; and (ii) must conduct his or her personal securities transactions consistent with this Code and in such a manner so as to avoid any actual or potential conflict of interest or any abuse of that individual's position of trust and responsibility.

III.     OBJECTIVE

         The Securities and Exchange Commission's code of ethics rule contained in the Investment Company Act of 1940 under Rule 17j-1 makes it unlawful for certain persons associated with investment advisers of investment companies to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of a security held or proposed to be acquired by an investment company. In addition, Section 204A of the Investment Advisers Act of 1940 requires investment advisers to establish, maintain and enforce written policies and procedures designed to prevent misuse of material non-public information. The objective of this Code is to set forth certain standards with respect to the behavior of certain individuals associated with the Advisers (herein called "Access Persons") within the general principles set forth above, as well as to prevent such persons from engaging in conduct proscribed by the code of ethics rule, Section 204A of the Investment Advisers Act. Access Persons generally include all directors, officers and employees of the Advisers.

IV.      PERSONAL TRANSACTIONS IN SECURITIES

         A. PROHIBITED CONDUCT - ADVANCE CLEARANCE REQUIRED FOR SECURITIES TRANSACTIONS; SUBSEQUENT REPORTING OF AUTHORIZED SECURITIES TRANSACTIONS

         No Access Person shall buy or sell any security for his own account or for an account in which he has, or as a result of the transaction acquires, any direct or indirect beneficial ownership (referred to herein as a "personal transaction") unless:

                 1. Advance clearance of the transaction has been obtained; and

                 2. The transaction is reported in writing to the Compliance
                        Officer in accordance with the requirements below (pages 7-8).

         The term "security" includes any stock, warrant, option, bond (including municipal bonds), debenture, or any derivative instrument. In addition, any trades in commodities or futures are also treated as securities and, therefore, are subject to the advance clearance requirement and all the other requirements, restrictions and limitations of this Code.

         B.    RESTRICTIONS AND LIMITATIONS ON PERSONAL SECURITIES TRANSACTIONS

         The following restrictions and limitations govern investments and personal securities transactions by Access Persons. Unless otherwise indicated, all restrictions and limitations are applicable to all Access Persons:

               1. Prohibition on 60 Day Short-Term Trading
                  ----------------------------------------
                      Securities purchased may not be sold at a profit until at least 60 days from the purchase trade date, and securities sold may not be purchased at a lower price until at least 60 days from the sale trade date. Any violation will result in disgorgement of all profits from the transaction. This restriction on 60 day short-term trades may be waived by the Compliance Officer with respect to trades of 500 shares or less of the common stock of a company with a market capitalization of at least $1 billion.

               2. Prohibition on Participation in IPO's
                  -------------------------------------
                  No Access Person may acquire any security in an Initial Public Offering (IPO).

               3. Special Permission Required for Private Placements
                  --------------------------------------------------
                      Private placements of any kind (including without limitation limited partnership investments and venture capital investments) may only be acquired with special permission of the Compliance Officer (who will generally consult in-house counsel) and, if approved, will be subject to continuous monitoring for possible future conflict. A request for approval of a private placement should generally be submitted at least one week in advance of the proposed date of investment.

               4. Disclosure of Private Placements in Subsequent Investment
                  Decisions
                      Any Access Person who has or acquires a personal position in an issuer through a private placement must affirmatively disclose that interest if such Access Person is involved in consideration of any subsequent investment decision regarding any security of that issuer or an affiliate by any Fund. In such event, the final investment decision shall be independently reviewed by the Compliance Officer. Written records of any such circumstance shall be maintained and sent to the Compliance Officer.

               5. Trading in a Security on the Same Day There Is a Pending "Buy"
                  or "Sell" Order
                      No Access Person may execute a securities transaction on a day during which any Fund, of which he is an Access Person, has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn. This restriction on same day trades may be waived by the Compliance Officer with respect to trades of 500 shares or less of the common stock of a company with a market capitalization of at least $1 billion. Any transactions by an Access Person in violation of this same day trading restriction will be required to be reversed and any resulting profits will be subject to disgorgement.

         THE FOLLOWING RESTRICTION APPLIES ONLY TO PORTFOLIO MANAGERS (AND ALL RESEARCH OR TRADING PERSONS REPORTING TO PORTFOLIO MANAGERS)

               6. Further Restrictions on Trading in a Security Bought or Sold
                  for a Fund

                      No purchase or sale transactions may be made in any security by any portfolio manager (or research or trading person reporting to a portfolio manager) for a period of seven (7) days before or after that security is bought or sold by any Fund for which such portfolio manager (or the portfolio manager to whom such person reports) serves in that capacity. This restriction may be waived by the Compliance Officer with respect to trades of 500 shares or less of the common stock of a company with a market capitalization of at least $1 billion. Any transactions by a portfolio manager (or research or trading person reporting to a portfolio manager) in violation of this seven-day trading restriction will be required to be reversed and any resulting profits will be subject to disgorgement.

               (IMPORTANT: Regardless of the limited applicability of Restriction 6, the Compliance Department monitors all transactions by ALL Access Persons in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning.)

         C.    ADVANCE CLEARANCE REQUIREMENT

               1. PROCEDURES

                  A)  FROM WHOM OBTAINED
                      In addition to the above Restrictions and Limitations on Personal Securities Transactions, advance clearance of a personal transaction in a security must be obtained from the Compliance Officer. If the personal transaction relates to the stock of either The Zweig Fund, Inc. or The Zweig Total Return Fund, Inc., the transaction will also require advance clearance from in-house counsel.

                  B)  TIME OF CLEARANCE
                      All approved securities transactions must take place on the same day or the next business day that the advance clearance is obtained. If the transaction is not completed on the date of clearance or the next business day, a new clearance must be obtained, including one for any uncompleted portion. Post- approval is not permitted under this Code. If it is determined that a trade was completed before approval, it will be considered a violation of this Code.

                  C)  WATERMARK SECURITIES, INC. BROKERAGE ACCOUNT
                      Transactions may, but are not required to, be through a Watermark Securities, Inc. ("Watermark") brokerage account. If you maintain accounts outside of Watermark, it is your responsibility to arrange for the broker-dealer to send duplicate confirmations of such trades and quarterly brokerage statements to the Compliance Officer. Failure to do so will be considered a significant violation of this Code.

                  D)  FORM

                      Clearance must be obtained by completing and signing the Securities Transaction Approval Form provided for that purpose by the Compliance Department and obtaining the signature of the Compliance Officer.

                      A sample copy of the Securities Transaction Approval Form is attached.

               2. FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

                      In addition to the above Restrictions and Limitations on Personal Securities Transactions, the Compliance Officer, in keeping with the general principles and objectives of this Code, may refuse to grant clearance of a personal transaction in his sole discretion without being required to specify any reason for the refusal. Generally, the Compliance Officer will consider the following factors in determining whether or not to clear a proposed transaction:

                      a) Whether the amount or the nature of the transaction or person making it is likely to affect the price or market of the security.

                      b) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or considered on behalf of any Fund.

                      c) Whether the transaction is non-volitional on the part of the individual.

As discussed above, certain of the restrictions and limitations on personal securities transactions may not apply to trades of 500 shares or less in the common stock of a company with a market capitalization of at least $1 billion. A list of such companies is maintained by the Compliance Department. Such trades nevertheless do require advance clearance from the Compliance Officer.

(IMPORTANT: The Compliance Department monitors all transactions by all Access Persons (including transactions in the common stock of such $1 billion market capitalization companies) in order to ascertain any pattern of conduct which may evidence conflicts or potential conflicts with the principles and objectives of this Code, including a pattern of frontrunning.)

                  3.  EXEMPT SECURITIES

                      The securities listed below are exempt from the above advance clearance requirement AND the quarterly and annual reporting requirements described below. Therefore, it is not necessary to obtain advance clearance for personal transactions in any of the following securities nor is it necessary to report such securities in the quarterly transaction reports or annual securities holdings list:

                      a)     U.S. Government Securities;
                      b)     Bank Certificates of Deposit;
                      c)     Bankers' Acceptances;
                      d)     Commercial Paper;
                      e)     Money Market Instruments;

                      f)     Money Market Funds and Other Open-end
                             Investment Companies (Mutual Funds)
                             (Closed-end funds must be pre-approved); and
                      g)     Such other exempt securities, as may from time to
                             time be listed on the attached appendix A.

Automatic dividend reinvestment plan investments (DRIP's) for stock in publicly traded companies are also exempt from the advance clearance requirement and the quarterly reporting requirement; however, DRIP acquisitions should be reported on an annual basis.

                  4.  ACCOUNTS COVERED

                      Advance clearance must be obtained for any personal transaction in a security by an Access Person if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security.

                      The term "beneficial ownership" is defined by rules of the SEC which will be applicable in all cases. Generally, under the SEC rules, a person is regarded as having beneficial ownership of securities held in the name of:

                      a)     a husband, wife or a minor child;

                      b) a relative (including in-laws, step-children, or step-parents) sharing the same house;

                      c)     anyone else if the Access Person:

                             (i) obtains benefits substantially equivalent to ownership of the securities; or

                             (ii) can obtain ownership of the securities
                                  immediately or at some future time.

                  5.  EXEMPTION FROM CLEARANCE REQUIREMENT

                      Clearance is not required for any account over which the Access Person has no influence or control; however, the existence of such an account must be reported to the Compliance Officer. The Compliance Officer, in his sole discretion, has the authority to request further information and documentation regarding any account over which an Access Person reports he has no influence or control.

         D.   REPORT OF TRANSACTIONS

                 1.   TRANSACTIONS AND ACCOUNTS COVERED

                      a) All personal transactions in any account for which advance clearance is required must also be reported in the next quarterly transaction report after the transaction is effected.

                      b) Every Access Person must file a report when due even if such person made no purchases or sales of securities during the period covered by the report.

                 2.   TIME OF REPORTING

                      A. Reports of personal transactions must be made within 10 days after the end of each calendar quarter. Thus, reports are due on the 10th day of January, April, July and October.

                      B. The January Report also requires an annual listing of all non-exempt securities holdings as of December 31 of the preceding year (a current listing will also be required upon the effectiveness of this Code). New employees will be required to provide a listing of all non-exempt securities holdings as of the date of commencement of employment.

                 3.   FORM OF REPORTING

                      The report must be on the form provided by the Compliance Department. A copy of the form is attached.

                 4.   RESPONSIBILITY TO REPORT

                      The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by the Compliance Department to facilitate the reporting process does not change or alter that responsibility.

                 5.   WHERE TO FILE REPORT

                      All reports must be filed with the Compliance Department.

V.       REVIEW

         The Compliance Officer will review and consider any proper request of an Access Person for relief or exemption from any restriction, limitation or procedure contained herein, which restriction, limitation or procedure is claimed to cause a hardship for such Access Person. The Compliance Officer's decision is completely within his sole discretion.

VI.      SERVICE AS DIRECTOR

         No Access Person may serve on the board of any company whose securities are publicly traded (other than a Fund) without prior approval of the Compliance Officer. If such approval is granted, it will be subject to the implementation of appropriate procedures to isolate investment personnel serving as directors from making investment decisions for a Fund concerning the company in question.

VII.     GIFTS

         No Access Person shall accept, directly or indirectly, anything of value, including gifts and gratuities, in excess of $100 per year from any person or entity that does business with any Fund. This restriction does not apply to bona fide dining or bona fide entertainment if, during such dining or entertainment, the Access Person is with the person or representative of the entity that does business with the Fund.

VIII.    SANCTIONS

         Upon discovering a violation of this Code, the Compliance Officer may impose such sanctions as he deems appropriate, including, but not limited to, a reprimand (orally or in writing) and disgorgement of any profits from a trade or series of trades. In addition, the employee's employer may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), demotion, and suspension or termination of employment. The President or Chairman of the employer, in his sole discretion, is authorized to determine the choice of sanctions to be imposed in specific cases, including termination of employment of any employee.

IX.      EFFECTIVE DATE

         All officers, directors and employees of the Advisers are required to sign a copy of this Code indicating their agreement to abide by the terms of this Code.

         In addition, all officers, directors and employees of the Advisers will be required to certify annually that (i) they have read and understand the terms of this Code and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code, including but not limited to the preclearance for Access Persons and the reporting of all non-exempt personal securities transactions in accordance with this Code.

X.       EMPLOYEE CERTIFICATION

         I have read and understand the terms of the above Code of Ethics. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics. I hereby agree to abide by the above Code of Ethics.




-------------------------------                      ----------------------
         (Signature)                                       (Date)



-------------------------------
         (Print name)


form 8
zga,ea

                                  PHOENIX FUNDS
                PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS
                          PHOENIX-ABERDEEN SERIES FUND
                          PHOENIX EQUITY PLANNING CORP.

                              AMENDED AND RESTATED
                                 CODE OF ETHICS

1.       STATEMENT OF ETHICAL PRINCIPLES
         -------------------------------

         When Fund Access Persons covered by the terms of this Code of Ethics engage in personal securities transactions, they must adhere to the following general principles as well as to the Code's specific provisions:

                  A. At all times, the interests of Fund shareholders must be paramount;

                  B. Personal transactions must be conducted consistent with this Code of Ethics in a manner that avoids any actual or potential conflict of interest; and

                  C. No inappropriate advantage should be taken of any position of trust and responsibility.

2.       Definitions
         -----------

                  A. "Fund" means each and every investment company, or series thereof, or other institutional account managed by the Adviser, individually and collectively.

                  B. "Access Person" means any Trustee (other than a Disinterested Trustee who does not obtain information concerning recommendations made to the Fund regarding the purchase or sale of a security), officer, general partner, Portfolio Manager or Advisory Person of the Fund or (i) any temporary or permanent employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security. The Compliance Officer of each Fund shall maintain a list of the Fund's Access Persons.

                  C. "Advisory Person" means any Portfolio Manager or other investment person, such as an analyst or trader, who provides information and advice to a Portfolio Manager or assists in the execution of the investment decisions. For purposes of
                  Section 4, "Advisory Person" shall not include Portfolio Managers.


                                      P.1

                  D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the Advisory Person making the recommendation, when such person seriously considers making such a recommendation.

                  E. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

                  F. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act, as amended.

                  G. "Disinterested Trustee" means a Trustee of a Fund who is not an "interested person" of the Fund within the meaning of
                  Section 2(a)(19) of the Investment Company Act, as amended.

                  H. "Initial Public Offering" means a public sale of an issue not previously offered to the public.

                  I. "Managed Fund" shall mean those Funds, individually and collectively, for which the Portfolio Manager makes buy and sell decisions.

                  J. "Portfolio Manager" means the person entrusted to make the buy and sell decisions for a Fund.

                  K. "Private Placement" shall have the same meaning as that set forth in Section 4(2) of the Securities Exchange Act.

                  L. "Purchase or sale of a security" includes inter alia, the writing of an option or the purchase or sale of a security that is exchangeable for or convertible into, a security that is held or to be acquired by a Fund.

                  M. "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, as amended, except that it shall not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

3.       Exempted Transactions
         ---------------------

         The prohibitions of Section 4 of this Code shall not apply to:

                  A. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control in the reasonable estimation of the Compliance Officer.


                                      p.2

                  B. Purchases or sales of securities (1) not eligible for purchase or sale by the Fund; or (2) specified from time to time by the Trustees, subject to such rules, if any, as the Trustees shall specify.

                  C. Purchases or sales which are non-volitional on the part of either the Access Person or the Fund.

                  D. Purchases of shares necessary to establish an automatic dividend reinvestment plan or pursuant to an automatic dividend reinvestment plan, and subsequent sales of such securities.

                  E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.       Prohibited Activities
         ---------------------

                  A. IPO Rule: No Advisory Person or Portfolio Manager may purchase securities in an Initial Public Offering, except with the prior approval of the Compliance Officer of the Fund.

                  B. Private Placement Rule: No Advisory Person or Portfolio Manager may purchase securities in a Private Placement unless such purchase has been approved by the Compliance Officer of the Fund. Any such approved purchase should be disclosed to the Fund if that issuer's securities are being considered for purchase or sale by the Fund.

                  C. Preclearance Rule: No Access Person, Advisory Person nor Portfolio Manager may purchase or sell a security unless such purchase or sale has been precleared by the Compliance Officer of the Fund. Preclearance is shall be valid through the business day next following the day preclearance is given.

                  Exceptions:  The following securities transactions are exempt
                  ----------   from the pre-clearance requirement:


                           1. Purchases or sales of up to 1,000 shares of securities of issuers ranked within the top 200 Standard & Poor's 500 Composite Stock Index (S&P
                               500) ("Large Cap List") at the time of purchase or sale. The Compliance Officer of the Fund shall distribute an updated list of such securities quarterly.

                           2. Purchase orders sent directly to the issuer via mail (other than in connection with a Private Placement) or sales of such securities which are redeemed directly by the issuer via mail.


                                      p.3

                  NOTE: THE COMPLIANCE OFFICER OF THE FUND MAY DENY APPROVAL OF ANY TRANSACTION REQUIRING PRECLEARANCE UNDER THIS PRECLEARANCE RULE, EVEN IF NOMINALLY PERMITTED UNDER THIS CODE OF ETHICS, IF HE/SHE REASONABLY BELIEVES THAT DENYING PRECLEARANCE IS NECESSARY FOR THE PROTECTION OF A FUND. ANY SUCH DENIAL MAY BE APPEALED TO THE FUND'S COUNSEL. THE DECISION OF COUNSEL SHALL BE FINAL.

                  D. Open Order Rule: No Access Person, Advisory Person or Portfolio Manager may purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, when a Fund has a pending "buy" or "sell" order for that security of the same type (i.e. buy or sell) as the proposed personal trade, until the Fund's order is executed or withdrawn.

                  Exceptions:  The following securities transactions are exempt
                  ----------   from the Open Order Rule:

                           1. Purchases or sales of up to 1,000 shares of securities of issuers on the Large Cap List at the time of the transaction.

                           2. Purchases or sales approved by the Compliance Officer of the Fund in his/her discretion.

                  ANY PROFITS REALIZED ON A PERSONAL TRADE IN VIOLATION OF THIS
                  SECTION 4D MUST BE DISGORGED.

                  E. Blackout Rule: If a Portfolio Manager's Managed Fund holds a security that is the subject of a proposed personal trade by that Portfolio Manager, such personal trade may be permitted only as follows:

                           1. If the proposed personal trade is on the same side as the last Managed Fund transaction in that security, the personal trade cannot occur within two days of such Managed Fund transaction (i.e. neither at T nor T + 1 calendar day).

                           2. If the proposed personal trade is on the opposite side of the last Managed Fund transaction in that security, the personal trade cannot occur unless
                               (a) it is more than two days after the Managed Fund transaction (i.e. T + 2 calendar days or later) AND (b) the Preclearance Request, if required for such personal transaction (i.e. it is not eligible for The Large Cap List exception to the Preclearance Rule) sets forth, to the reasonable satisfaction of the Compliance Officer, an explanation of the reasons the Managed Fund is not effecting a similar transaction.

                  Transactions permitted under the Blackout Rule must also satisfy the Open Order Rule and the Preclearance Rule if and to the extent the transaction is not covered by exceptions to those rules.

                  ANY PROFITS REALIZED BY A PORTFOLIO MANAGER ON A PERSONAL TRADE IN VIOLATION OF THIS SECTION 4E MUST BE DISGORGED.


                                      p.4

                  F. Holding Period Rule: Access Persons, Advisory Persons and Portfolio Managers must hold each Security, other than those described in Section 3B, (securities (1) not eligible for purchase or sale by the Fund; or (2) specified from time to time by the Trustees, subject to such rules, if any, as the Trustees shall specify) for a period of not less than six (6) months, whether or not the purchase of such Security was an exempt transaction under any other provision of Section 4.

                  ANY PROFITS REALIZED ON TRADING IN CONTRAVENTION OF THIS POLICY MUST BE DISGORGED.

                  G. No Advisory Person shall annually accept any gift or other item of more than de minimis value from any person or entity that does business with or on behalf of the Fund.

                  H. No Advisory Person shall serve on the board of directors of a publicly traded company without prior authorization by the President or the Compliance Officer of the Fund. If board service is authorized, such Advisory Person shall have no role in making investment decisions with respect to the publicly traded company.

5.       Compliance Procedures
         ---------------------

                  A. All Access Persons shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the Fund's Compliance Officer.

                  B. Every Access Person shall report to the Fund the information described in Section 5D of this Code with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

                  C. A Disinterested Trustee of the Fund need only report a transaction in a security if such Trustee, at the time of that transaction knew or, in the ordinary course of fulfilling his official duties as a Trustee of the Fund, should have known that, (1) during the 7-day period immediately preceding or after the date of the transaction by the Trustee, such security was purchased or sold by the Fund or (2) such security was being considered for purchase or sale by the Fund.

                  D. Every report required pursuant to Section 5B above shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                        (i) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

                        (ii) The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

                        (iii)  The price at which the transaction was effected;


                                      p.5

                        (iv) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                        (v) The date of approval of the transaction and the person who approved it as required by Section 4B or C above.

                  E. Each Access Person shall submit a report listing all personal securities holdings to the Compliance Officer upon the commencement of service and annually thereafter. This annual report shall be and include a certification by the Access Person that he or she has read and understood the Code of Ethics and has complied with the Code's requirements.

                  F. Any report made under this Section 5 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                  G. The Compliance Officer shall submit an annual report to the Fund's Board of Trustees that summarizes the current Code of Ethics procedures, identifies any violations requiring significant remedial action, and recommends appropriate changes to the Code, if any.

                  H. Any Access Person or Disinterested Trustee shall immediately report any potential violation of this Code of which he or she becomes aware to the Fund's Compliance Officer.


6.       Sanctions
         ---------

         Upon discovering a violation of this Code, the Board of Trustees of the Fund may impose such sanctions as it deems appropriate, including inter alia, a letter of censure or suspension or termination of employment, or suspension of personal trading privileges for such period as it may deem appropriate.


                                       p.6

                                  PHOENIX FUNDS
                PHOENIX DUFF & PHELPS INSTITUTIONAL MUTUAL FUNDS
                          PHOENIX-ABERDEEN SERIES FUND

                              AMENDED AND RESTATED
                                 CODE OF ETHICS
                                    ADDENDUM

As stated in Section 3B(2) of the Code of Ethics, the Trustees/Directors may specify from time to time, EXEMPTED TRANSACTIONS, which are purchases or sales of securities which are exempt from Section 4 of the Code.

The following transactions have been specified as EXEMPT TRANSACTIONS by the Trustees/Directors:

1. Purchases or sales of securities trading at less than $5.00 per share at the time of the trade. (Nov. '96)

2. Purchases or sales of securities issued by Phoenix Investment Partners, Ltd. (Aug. '97)

3. Purchases or sales by Directors or Trustees who are not employees of the adviser or distributor of a fund or any affiliates thereof provided such Director or Trustee does not obtain information concerning recommendations to the Fund regarding the purchase or sale of a security. (Nov. '97)


                                      p.7